As filed with the Securities and Exchange Commission on January 23, 2007.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINAGROWTH SOUTH ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1818 Canngong Road, Fengxian
Shanghai Chemical Industry Park
Shanghai, China	201417
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of	If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act	securities pursuant to Section 12(g) of the Exchange Act
and is effective pursuant to General Instruction A(c),	and is effective pursuant to General Instruction A(d),
check the following box. ☐	check the following box. ☒

Securities Act registration statement file number to which this form	333-134459
relates:	(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
To be Registered	Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Units
(Title of Class)

Common Stock, $.001 par value
(Title of Class)

Common Stock Purchase Warrants
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

      The securities to be registered hereby are the units, common stock and warrants of ChinaGrowth South Acquisition Corporation (the “Company”). The description of the units, common stock and warrants appearing under the caption, “Description of Securities,” in the Prospectus included in Amendment No. 7 to the Company’s Registration Statement on Form F-1 (Registration No. 333-134459), filed with the Securities and Exchange Commission on January 19, 2007, as amended from time to time (the “Registration Statement”) is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

* 3.2	Amended and Restated Memorandum and Articles of Association
* 4.1	Specimen Unit Certificate
* 4.2	Specimen Ordinary Share Certificate
* 4.3	Specimen Warrant Certificate
* 4.4	Unit Purchase Agreement to be granted to Morgan Joseph & Co., Inc.
* 4.5	Warrant Agreement between American Stock Transfer and Trust Company and the Registrant

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINAGROWTH SOUTH ACQUISITION
CORPORATION

Date: January 24, 2007	By:	/s/ Michael W. Zhang
Michael W. Zhang
Chief Executive Officer and Secretary